SUB-ADVISORY AGREEMENT

                  TEMPLETON GLOBAL OPPORTUNITIES TRUST

        THIS AGREEMENT, made this 1st day of March, 2007, by and between TEMPLETON INVESTMENT COUNSEL, LLC, a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 ("TIC, LLC") and FRANKLIN TEMPLETON INVESTMENTS (ASIA) LIMITED, a company existing under the laws of Hong Kong registered as an Investment Adviser under the Investment Advisers Act of 1940 (the "Sub-Adviser").

        WHEREAS, TIC, LLC is the Investment Manager of Templeton Global Opportunities Trust (the "Fund"), an open-end diversified management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, TIC, LLC and Sub-Adviser are affiliates and are under common control and management; and

        WHEREAS, TIC, LLC and Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and are engaged in the business of supplying investment management services, each as an independent contractor;

        WHEREAS Guang Yang, lead portfolio manager for the Fund, is now residing in Hong Kong and will be employed by Sub-Adviser, and TIC, LLC wishes to enter into this agreement with Sub-Adviser to enable Mr. Yang to continue to perform his responsibilities as lead portfolio manager of the Fund during his employment with Sub-Adviser.

        NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

        1.  APPOINTMENT OF SUB-ADVISER

        In accordance with and subject to the Investment Management Agreement (the "Investment Management Agreement") between the Fund and TIC, LLC dated as of February 28, 2006, TIC, LLC hereby appoints the Sub-Adviser to perform portfolio selection services described herein for investment and reinvestment of the Fund's investment assets, subject to the control and direction of the Fund's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Adviser accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or TIC, LLC in any way or otherwise be deemed an agent of the Fund or TIC, LLC.

        2.  OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE SUB-ADVISER

         (a) The Sub-Adviser shall provide the following services and assume the following obligations with respect to the Fund:

         (1) The investment of the assets of the Fund shall at all times be subject to the applicable provisions of the Agreement and Declaration of Trust, the Bylaws, the Registration Statement, the current Prospectus and the Statement of Additional Information of the Fund and shall conform to the investment objectives, policies and restrictions of the Fund as set forth in such documents and as interpreted from time to time by the Board of Trustees of the Fund and by TIC, LLC. Within the framework of the investment objectives, policies and restrictions of the Fund, and subject to the supervision of TIC, LLC and the Fund's Board of Trustees, the Sub-Adviser shall have the sole and exclusive responsibility for the making and execution of all investment decisions for the Fund.

        (2) In carrying out its obligations to manage the investments and reinvestments of the assets of the Fund, the Sub-Adviser shall: (1) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Fund's investment portfolio or are under consideration for inclusion therein; (2) formulate and implement a continuous investment program for the Fund consistent with the investment objective and related investment policies for the Fund as set forth in the Fund's registration statement, as amended; and (3) take such steps as are necessary to implement the aforementioned investment program by purchase and sale of securities including the placing, or directing the placement through an affiliate of the Sub-Adviser, of orders for such purchases and sales.

        (3) In connection with the purchase and sale of securities of the Fund, the Sub-Adviser shall arrange for the transmission to TIC, LLC and the Custodian for the Fund on a daily basis such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Fund's investment portfolio. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Custodian of the Fund. The Sub-Adviser shall render such reports to TIC, LLC and/or to the Fund's Board of Trustees concerning the investment activity and portfolio composition of the Fund in such form and at such intervals as TIC, LLC or the Board may from time to time require.

        (4) The Sub-Adviser shall, in the name of the Fund, place or direct the placement of orders for the execution of portfolio transactions in accordance with the policies with respect thereto, as set forth in the Fund's Registration Statement, as amended from time to time, and under the Securities Act of 1933 and the 1940 Act. In connection with the placement of orders for the execution of the Fund's portfolio transactions, the Sub-Adviser shall create and maintain all necessary brokerage records of the Fund in accordance with all applicable laws, rules and regulations, including but not limited to, records required by Section 31(a) of the 1940 Act. All records shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission, the Fund or any person retained by the Fund. Where applicable, such records shall be maintained by the Sub-Adviser for the period and in the place required by Rule 31a-2 under the 1940 Act.

        (5) In placing orders or directing the placement of orders for the execution of portfolio transactions, the Sub-Adviser shall select brokers and dealers for the execution of the Fund's transactions. In selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Adviser's investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts.

        (b) The Sub-Adviser shall use the same skill and care in providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility. The Sub-Adviser will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission.

        3.  EXPENSES

       During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

       4.  COMPENSATION

       (a) In payment for the investment sub-advisory services to be rendered by the Sub-Adviser in respect of the Fund hereunder, TIC, LLC shall pay to the Sub-Adviser as full compensation for all services hereunder a fee equal to nine-tenths of the advisory fee paid to TIC, LLC by the Fund, which fee shall be payable in U.S. dollars on the first business day of each month as compensation for the services to be rendered and obligations assumed by Sub-Adviser during the preceding month. The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by TIC, LLC relating to the previous month.

       (b) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

         5.  RENEWAL AND TERMINATION

        This Agreement shall become effective as of the date first written above and shall continue until April 30, 2008, and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund or (ii) a vote of a majority of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a vote of the majority of the Board of Trustees who are not interested persons of any party to this Agreement, by a vote cast at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to April 30 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given. This Agreement may be terminated at any time without payment of penalty: (i) by the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' prior written notice, or (ii) by either party hereto upon sixty days' prior written notice to the other. This Agreement will terminate automatically upon any termination of the Investment Management Agreement or in the event of its assignment. The terms "interested person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

        6.  GENERAL PROVISIONS

        (a) The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment or mistake of law or for any loss arising out of any investment or other act or omission in the performance by the Sub-Adviser of its duties under this Agreement or for any loss or damage resulting from the imposition by any government or exchange control restrictions which might affect the liquidity of the Fund's assets, or from acts or omissions of custodians or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Fund or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties hereunder.

         (b) TIC, LLC and the Fund's Board of Trustees understand that the value of investments made for the Fund may go up as well as down, is not guaranteed and that investment decisions will not always be profitable. TIC, LLC has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Fund. TIC, LLC and the Fund's Board of Trustees acknowledge that the Fund is designed for investors seeking international diversification and is not intended as a complete investment program. They also understand that investment decisions made on behalf of the Fund by the Sub-Adviser are subject to various market and business risks, and that investing in securities of companies in emerging countries involves special risks which are not typically associated with investing in U.S. companies. Risks include but are not limited to, foreign currency fluctuations, investment and repatriation restrictions, and political and social instability. Although the Sub-Adviser intends to invest in companies located in countries which the Sub-Adviser considers to have relatively stable and friendly governments, the Fund's Board of Trustees accepts the possibility that countries in which the Sub-Adviser invests may expropriate or nationalize properties of foreigners, may impose confiscatory taxation or exchange controls, including suspending currency transfers from a given country, or may be subject to political or diplomatic developments that could affect investments in those countries.

        (c) This Agreement shall not be or become effective unless and until it is or has been approved by the Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" to parties to this Agreement, by a vote cast in person at a meeting called for the purpose of voting upon such approval.

        (d) TIC, LLC understands that the Sub-Adviser now acts, will continue to act, or may act in the future, as investment adviser to fiduciary and other managed accounts, including other investment companies, and TIC, LLC has no objection to the Sub-Adviser so acting, provided that the Sub-Adviser duly performs all obligations under this Agreement. TIC, LLC also understands that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Sub-Adviser or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

        (e) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or the right of any of its officers, directors or employees who may also be an officer, director or employee of the Fund, or person otherwise affiliated with the Fund (within the meaning of the 1940 Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

        (f) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        (g) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the appropriate party at the following address: TIC, LLC and the Fund at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394, Attention: Secretary, and the Sub-Adviser at 17th Floor, Chater House, 8 Connaught Road Central, Hong Kong.

        (h) Sub-Adviser agrees to notify TIC, LLC of any change in Sub-Adviser's officers and directors within a reasonable time after such change.

        (i) TIC, LLC will vote the Fund's investment securities in accordance with its proxy voting policy and procedures. Sub-Adviser shall not be responsible for any such voting.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                 TEMPLETON INVESTMENT COUNSEL, LLC

                                 By: /s/GARY P. MOTYL
                                     ------------------------------
                                 Name:  Gary P. Motyl
                                 Title: President


                                 FRANKLIN TEMPLETON INVESTMENTS (ASIA) LIMITED

                                 By: /s/GREGORY E. MCGOWAN
                                     ------------------------------
                                 Name:  Gregory E. McGowan
                                 Title: Director